UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 8, 2010

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Bering Exploration, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50541 (Commission File Number)	88-0507007 (I.R.S. Employer Identification No.)

710 N. Post Oak Road, Suite 410 Houston, Texas (Address of Principal Executive Offices)	77024 (Zip Code)

N/A
____________________
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code:  (713)780-0806

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 8, 2010, Mr. Steven M. Plumb, age 51, was appointed to serve as the Company’s chief financial officer (“CFO”).  Mr. Plumb is a CPA licensed to practice in Texas. Mr. Plumb is a financial manager and senior executive experienced in operations, finance and marketing. Mr. Plumb is the president of Clear Financial Solutions, Inc. a business consulting firm that assists public and private companies with financing, operations improvement, outsourced accounting, SEC reporting, mergers and acquisitions, and financial analysis. From 2005 to 2009 Mr. Plumb served as the chief financial officer of Hyperdynamics Corp. and from 2002 through 2004, Mr. Plumb served as Vice President and Chief Financial Officer of Adventrx Pharmaceuticals, Inc. Prior to this, Mr. Plumb served as the Chief Financial Officer of DePelchin Children's Center, and as controller of Memorial City Rehabilitation Hospital in Houston, Texas.  Mr. Plumb is a former auditor and consultant with KPMG. Mr. Plumb earned his BBA degree in accounting from the University of Texas at Austin.  In connection with his appointment, Mr. Plumb will be compensated $2,500 per month.

Item 9.01	Financial Statements and Exhibit

(d)	Exhibits

The following exhibit is to be filed as part of this 8-K:

EXHIBIT NO.                                           IDENTIFICATION OF EXHIBIT

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERING EXPLORATION, INC.

By:	/s/ J. Leonard Ivins
J. Leonard Ivins, Chief Executive Officer

DATE: December 13, 2010